Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY
American Apparel, Inc.
Offer to Exchange
$206,000,000 aggregate principal amount of its outstanding 13.0% Senior Secured Notes due 2020
(CUSIPs 023850 AA8, 023850 AB6 and U02380 AA8)
Issued on April 4, 2013
for
$206,000,000 aggregate principal amount of 13.0% Senior Secured Notes due 2020 of
American Apparel, Inc.
(CUSIP 023850 AC4)
That Have Been Registered Under
the Securities Act of 1933, as Amended
Pursuant to the Prospectus, dated                    , 2013
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON            , 2014, UNLESS THE COMPANY EXTENDS OR EARLIER TERMINATES THE EXCHANGE OFFER. IF THE COMPANY EXTENDS THE EXCHANGE OFFER, THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.
This form or one substantially equivalent hereto must be used to accept the offer (the "Exchange Offer") of American Apparel, Inc. (the "Company") to exchange an aggregate principal amount of up to $206,000,000 of 13.0% Senior Secured Notes due 2020 of the Company issued on April 4, 2013 (the "Old Notes") which represents the aggregate principal amount currently outstanding, for 13.0% Senior Secured Notes due 2020 of the Company's that have been registered under the Securities Act of 1933, as amended (the "New Notes"), upon the terms and subject to the conditions set forth in the Prospectus, dated                        , 2013 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), if certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the "Exchange Agent"), prior to the Expiration Date. In addition, in the event that the Company is required to issue additional notes in lieu of a portion of the cash interest payments upon the occurrence of a special interest trigger event as described in "Summary—Recent Developments" of the Prospectus, the Company also is offering to exchange up to an additional $19,451,960 aggregate principal amount of New Notes that have been registered under the Securities Act, which amount represents the Company's estimate of the maximum principal amount of such additional notes that would be required to be issued, for a like aggregate principal amount of Old Notes. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.
Delivery To: U.S. Bank National Association, Exchange Agent

By Mail:	By Hand or Courier:	By Facsimile:
U.S. Bank National Association Attn: Specialized Finance 60 Livingston Avenue Mail Station—EP-MN-WS2N St. Paul, MN 55107-2292	U.S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402 U.S. Bank National Association	651-495-8158 Attention: Specialized Finance Confirm via email: escrowexchangepayments@usbank.com
         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a "Medallion Signature Guarantor" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

PLEASE SIGN HERE
Aggregate Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000)	X Date

Name(s) of Holders	X Date Signature(s) of Owner(s) or Authorized Signatory

Name of Eligible Guarantor Institution Guaranteeing Delivery Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. Please print name(s) and address(es).

Name of Tendering Institution	Name(s)

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.
Capacity Address(es)

GUARANTEE
(Not to be Used for Signature Guarantees)
The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code		(Please Type or Print)

Area Code and Tel. No:	Dated:

NOTE:
DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.